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                                                                    Exhibit 99.2




                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEE SAVINGS AND INVESTMENT PLAN



                                  ANNUAL REPORT


                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


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                                                                    Exhibit 99.2






                        Report of Independent Accountants



To the Participants and Administrator of the RMI Titanium Company Bargaining Unit Employee Savings and Investment Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the RMI Titanium Company Bargaining Unit Employee Savings and Investment Plan (the "Plan") at December 31, 2001 and 2000, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




June 24, 2002
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                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEE SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                           DECEMBER 31, 2001 AND 2000




                                        2001          2000
                                    -----------   -----------
Investments at fair value           $18,531,285   $20,605,527
Employee contributions receivable        96,828        87,991
                                    -----------   -----------
Net assets available for benefits   $18,628,113   $20,693,518
                                    ===========   ===========

   The accompanying notes are an integral part of these financial statements.


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                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEE SAVINGS AND INVESTMENT PLAN
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000




                                                      2001            2000
                                                 ------------    ------------

Employee contributions                           $  1,083,192    $  1,272,673

Investment income:
        Interest and dividend income                  431,153         915,336
        Net appreciation (depreciation) in fair
              value of investments                 (2,098,147)       (544,933)
                                                 ------------    ------------
                                                   (1,666,994)        370,403
        Transfers                                     (42,799)         38,228
                                                 ------------    ------------
              Total net additions (deductions)       (626,601)      1,681,304
        Participants' benefits paid                (1,438,804)     (1,395,679)
                                                 ------------    ------------
              Total net deductions                 (1,438,804)     (1,395,679)
                                                 ------------    ------------
Increase (decrease) in net assets                  (2,065,405)        285,625
Net assets available for benefits
        Beginning of year                          20,693,518      20,407,893
                                                 ------------    ------------
        End of year                              $ 18,628,113    $ 20,693,518
                                                 ============    ============


   The accompanying notes are an integral part of these financial statements.

                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEE SAVINGS AND INVESTMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES:

The financial statements of the RMI Titanium Company Bargaining Unit Employee Savings and Investment Plan (the Plan) have been prepared in conformity with generally accepted accounting principles. The following are the significant accounting policies followed by the Plan:

ACCOUNTING METHOD

The financial statements of the Plan use the accrual method of accounting.

USE OF ESTIMATES

The preparation of the Plan's financial statements in conformity with generally accepted accounting principles requires the Plan Administrator to make significant estimates that affect the reported amounts of net assets available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period. Actual results could differ from those estimates.

RISKS AND UNCERTAINTIES

The Plan provides for various investment options in any combination of mutual funds and other investment securities. These investments are exposed to various risks, such as interest rate, market, and credit risk. It is at least reasonably possible that changes in risks, in the near term, would materially affect participant account balances and the amounts reported in the statement of net assets available for benefits during the reporting period.

INVESTMENTS

Investments in funds managed by Fidelity Management Trust Company (Fidelity) and RTI International Metals, Inc. common stock are valued at fair market value based on published quotations. Security transactions are recorded as of the settlement date. Participant loans receivable are stated at net realizable value (total borrowings less repaid principal).

Investments greater than 5% of the net assets available for benefits as of the end of the Plan year are as follows:

                                                           2001         2000
                                                           ----         ----

         Fidelity Magellan Fund                        $7,869,444   $9,751,546
         Fidelity Managed Income Portfolio              4,488,836    4,576,340
         RTI International Metals, Inc. Common Stock    1,762,337    1,630,672
         Fidelity Growth and Income Fund                1,185,296    1,609,950
         Spartan U.S. Equity Index Fund                 1,241,577    1,456,084

During 2001 and 2000, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) depreciated in value by $2,098,147 and $544,933, respectively, as follows:

                                                          2001          2000
                                                          ----          ----

         Mutual funds                                $(1,562,047)   $(1,791,202)
         Common stock                                   (536,100)     1,246,269
                                                     -----------    -----------
                                                     $(2,098,147)   $  (544,933)
                                                     ===========    ===========


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NOTES TO FINANCIAL STATEMENTS (continued)

NET APPRECIATION (DEPRECIATION) IN FAIR VALUE OF INVESTMENTS

The Plan presents in the statement of changes in net assets available for benefits the net appreciation (depreciation) in the fair value of investments, which consists of realized gains and losses from sales of investments and the unrealized appreciation and depreciation in the fair value of its investments.

FUNDING

The Plan is funded by contributions from the participating employees of the Company. The costs of administering the Plan and the trust are borne by RMI Titanium Company.

PAYMENT OF BENEFITS

Benefits are recorded when paid.

RECLASSIFICATION

Certain prior year amounts have been reclassified to conform with the current presentation.

NOTE 2 - DESCRIPTION OF PLAN:

GENERAL

RMI Titanium Company (the "Company") is the Plan sponsor. The Company is a successor to entities that have been operating in the titanium industry since 1951.

The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions. Reference should be made to the Plan agreement for additional information concerning contributions, eligibility, income allocation, withdrawals and other important features of the Plan.

The Plan is a defined contribution plan covering full-time union represented employees who are at least 21 years of age and have completed three months of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).


CONTRIBUTIONS

Participants may contribute from 1% to 25% of their salaries through payroll deductions. Contributions are subject to limitations specified in the Internal Revenue Code (IRC).

Contributions are directed by the participants into any one or all of the investment options. Changes in allocation of future contributions and transfers of presently invested contributions are permitted pursuant to the Plan document. Participants may change their elections of investment funds by calling the recordkeeper directly. Participants are 100% vested in their accounts at all times.


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NOTES TO FINANCIAL STATEMENTS (continued)

PAYMENT OF BENEFITS

Participants or their beneficiaries are entitled to the full current value of their account in the Plan upon:

          -    Retirement;
          -    Termination of Employment with the Company: or
          -    Death

Participants may also make written application to the Administrator for withdrawal of all or a portion of their account balance for certain limited situations qualifying as financial hardships under Internal Revenue Service
(IRS) guidelines in effect at the time of the withdrawal.

PARTICIPANT LOANS RECEIVABLE

Loans are available to all participants subject to provisions set forth in the Plan document. Participants may borrow from their accounts a minimum of $1,000 up to a maximum equal to 50% of the existing account balance not to exceed $50,000 in any 12-month period. Loans are treated as a transfer (from) the investment fund to the Participant Loans Receivable fund. Loan repayment terms range from one month to five years and are secured by the balance in the participant's account. Loans bear interest at a rate commensurate with the current market rate when made. Loans made in 2001 and 2000 bear interest at 8.75%. Interest rates on loans made prior to 2000 range from 8.75% to 15.00%. Principal and interest are paid ratably through monthly payroll deductions. Repayments are transfers to the investment funds (from) the Participant Loans Receivable fund. Loan terms and repayment policies are designed to be in compliance with the requirements of section 401(k) of the IRC.

TRANSFERS

Transfers represent transfers from or (to) other plans.

ADMINISTRATION

The Plan is administered by the Company's Retirement Board (the
"Administrator"). The Board establishes the rules and procedures and interprets the provisions of the Plan. Administrative expenses of the Plan, including legal and audit fees, are paid by the Company and, as such, are not expenses of the Plan.

TERMINATION PROVISION

The Company anticipates the Plan will continue without interruption, but reserves the right to discontinue the Plan at any time subject to the provisions of the collective bargaining agreement. In the event that such discontinuance results in the termination of the Plan, the Plan provides that each participant shall be fully vested in his or her individual account which includes earnings on the participant's contributions. The individual accounts of the participants shall continue to be administered by the Administrator, or be distributed in a lump sum to the participants, as deemed appropriate by the Administrator.


NOTE 3 - INCOME TAXES:

The IRS has determined and informed the Company by a letter dated April 30, 1996, that the Plan and related trust are designed in accordance with the applicable sections of the IRC. The Plan has been amended and restated since receiving the determination letter; however, the Administrator believes that the Plan is currently being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan financial statements.


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NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 4 - RECORDKEEPING

Individual participant account balances, allocations and investment options are maintained by Fidelity Investments Institutional Operations Company, Inc., based on enrollment and payroll information supplied by the Company.

NOTE 5 - RELATED PARTY TRANSACTIONS

Certain investments of the Plan are managed by Fidelity. Since Fidelity is also trustee of the Plan, these are party-in-interest transactions.


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                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                   FORM 5500
                              RMI TITANIUM COMPANY
               BARGAINING UNIT EMPLOYEES SAVINGS INVESTMENT PLAN
                               DECEMBER 31, 2001
                          EIN:31-0875005, PLAN #: 006





                                                                                                                     CURRENT
                    IDENTITY                          DESCRIPTION OF INVESTMENT                                       VALUE

   *    Fidelity Investments               Fidelity Magellan Fund                                                   $ 7,869,444

   *    Fidelity Investments               Fidelity Growth and Income Fund                                            1,185,296

   *    Fidelity Investments               Fidelity Low Priced Stock Fund                                               525,863

   *    Fidelity Investments               Fidelity Worldwide Fund                                                      377,833

   *    Fidelity Investments               Fidelity Freedom 2010                                                        147,278

   *    Fidelity Investments               Fidelity Freedom 2020                                                         67,705

   *    Fidelity Investments               Fidelity Freedom 2030                                                          2,300

   *    Fidelity Investments               Fidelity Managed Income Portfolio                                          4,488,836

   *    Fidelity Investments               Spartan U.S. Equity Index Fund                                             1,241,577

   *    Fidelity Investments               Fidelity Ginnie Mae                                                            7,195

   *    Fidelity Investments               RMI Titanium Company Stock Account                                         1,762,337

   *    Participant Loans Receivable       Interest Rates High 15.00%, Low 8.75%                                        855,621

                                                                                                              ------------------
                                                                                              TOTAL:               $ 18,531,285
                                                                                                              ==================


                                       *   DENOTES PARTY-IN-INTEREST